As filed with the Securities and Exchange Commission on June 6, 1995
                                                       Registration No. 33-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             ------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933

                             ------------------
                     THE PROMUS COMPANIES INCORPORATED
           (Exact name of registrant as specified in its charter)
     DELAWARE                                        62-1411755
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)

     1023 Cherry Road
     Memphis, Tennessee                                     38117
(Address of principal executive offices)                  (Zip Code)

                             ------------------

                     THE PROMUS COMPANIES INCORPORATED
                        SAVINGS AND RETIREMENT PLAN
                          (Full Title of the Plan)


                     ----------------------------------
                            E. O. Robinson, Jr.
            Senior Vice President, General Counsel and Secretary
                     The Promus Companies Incorporated
                              1023 Cherry Road
                          Memphis, Tennessee 38117
                               (901) 762-8600
             (Name, address, including zip code, and telephone
             number,including area code, of agent for service)

                             ------------------

                      Calculation of Registration Fee

                                                                    Proposed
                                Amount           Proposed           Maximum
                               of Shares          Maximum           Aggregate        Amount of
Title of Each Class of          to be          Offering Price       Offering        Registration
Securities to be Registered   Registered (1)    Per Share (2)       Price (2)           Fee

Common Stock                   6,000,000         $42.0625        $252,375,000.00    $87,025.86
$0.10 par value


(1) The Promus Companies Incorporated Savings and Retirement Plan (the "Plan") authorizes the issuance of a maximum of 6,300,000 shares of Common Stock (including the 6,000,000 shares of Common Stock being registered hereunder) of The Promus Companies Incorporated (the "Company").

     Pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) For purposes of computing the registration fee only, pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices reported on the New York Stock Exchange on June 1, 1995.

                            Page 1 of 22 pages.

                      Exhibit Index appears on page 8.

                                   PART I

Item 1.     Plan Information

            Not required to be filed with this Registration Statement.


Item 2.     Registrant Information and Employee Plan Annual Information

            Not required to be filed with this Registration Statement.

                                  PART II

Item 3.     Incorporation of Documents by Reference

            The following documents are incorporated herein by reference:

            (a) The Company's latest annual report on Form 10-K filed
                pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (b) The Plan's latest annual report on Form 11-K filed
                pursuant to Section 13(a) or 15(d) of the Exchange Act.

            (c) All other reports filed pursuant to Section 13(a) or 15(d)
                of the Exchange Act since the end of the fiscal year covered by the Company documents referred to in (a) and
                (b) above.

            (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 dated December 13, 1989, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

            Not required to be filed with this registration statement.

Item 5.     Interests of Named Experts and Counsel

            The legality of the securities registered hereby has been passed upon by E. O. Robinson, Jr., General Counsel of the Company. At the time of filing this Registration Statement, Mr. Robinson beneficially owns 34,583 shares of Common Stock and holds options for 36,589 shares of Common Stock.

Item 6.     Indemnification of Directors and Officers

            Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of the Company, or is or was serving as such with respect to another entity at the request of the Company. The General

Corporation Law of Delaware also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

            Section 102(b)(7) of the General Corporation Law of Delaware enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the General Corporation Law of Delaware (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or
(4) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Certificate of Incorporation of the Company eliminates the liability of a director of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the General Corporation Law of Delaware.

            Article Tenth of the Certificate of Incorporation of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by the General Corporation Law of Delaware.

            The Company has entered into Indemnification Agreements with its directors, executive officers and certain other officers. Generally, the Indemnification Agreements provide that the Company will indemnify such persons against any and all expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties or amounts paid in settlement) of any Claim by reason of (or arising in part out of) an Indemnifiable Event. "Claim" is defined as any threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether conducted by the Company or any other party, that the indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other. "Indemnifiable Event" is defined as any event or occurrence related to the fact that indemnitee is or was a director, officer, employee, trustee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by indemnitee in any such capacity. Notwithstanding the foregoing, (i) the obligations of the Company shall be subject to the condition that the reviewing party (as defined) shall not have determined (in a written opinion, in any case in which special, independent counsel is involved) that indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an expense advance shall be subject to the condition that, if, when and to the extent that the reviewing party determines that indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by indemnitee (who has agreed to reimburse the Company) for all such amounts theretofore paid; provided, that if indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that indemnitee should be indemnified under applicable law, any determination made by the reviewing party that indemnitee would not be permitted to be indemnified under applicable law shall not be binding and indemnitee shall not be required to reimburse the Company for any expense advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

Item 7.     Exemption from Registration Claimed

            Not applicable.

Item 8.     Exhibits

 4.1 The Promus Companies Incorporated Amended and Restated Savings and Retirement Plan dated February 6, 1990 (incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ending December 31, 1992, filed with the Commission March 12, 1993).

 4.2 Amendment to The Promus Companies Incorporated Amended and Restated Savings and Retirement Plan dated May 27, 1994
          (incorporated by reference to the Company's quarterly report on Form 10-Q for the fiscal quarter ending June 30, 1994, filed with the Commission August 11, 1994).

 4.3 Amendment to The Promus Companies Incorporated Amended and Restated Savings and Retirement Plan dated August 31, 1994 (incorporated by reference to the Company's quarterly report on Form 10-Q for the fiscal quarter ending September 30, 1994, filed with the Commission November 14, 1994).

*4.4 Amendment to The Promus Companies Incorporated Amended and Restated Savings and Retirement Plan dated April 5, 1995.

*4.5 Amendment to The Promus Companies Incorporated Amended and Restated Savings and Retirement Plan dated May 26, 1995.

 4.6 Certificate of Incorporation of The Promus Companies Incorporated (incorporated by reference to the Company's quarterly report on Form 10-Q for the fiscal quarter ending March 31, 1994, filed with the Commission May 12, 1994).

 4.7 Certificate of Amendment to Certificate of Incorporation of The Promus Companies Incorporated dated April 29, 1994 (incorporated by reference to the Company's quarterly report on Form 10-Q for the fiscal quarter ending March 31, 1994, filed with the Commission May 12, 1994).

 4.8 Certificate of Amendment of Certificate of Incorporation of The Promus Companies Incorporated (attached as Annex V to the Company's Proxy Statement dated April 25, 1995 and incorporated herein by reference).

 4.9 Certificate of Amendment of Certificate of Incorporation of The Promus Companies Incorporated (attached as Annex VI to the Company's Proxy Statement dated April 25, 1995 and incorporated herein by reference).

*4.10     Bylaws of The Promus Companies Incorporated, as amended April 5,
          1995.

*5 Opinion of E. O. Robinson, Jr. as to the legality of the securities being registered hereby.

*23.1     Consent of E. O. Robinson, Jr. (included as part of Exhibit 5.1).

*23.2 Consent of Arthur Andersen LLP, independent certified public accountants.

*24       Power of Attorney (included on page 6).


_______________________

  * Filed herewith

Item 9.     Undertakings

       The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs (1)(a) and (1)(b) shall not apply to information contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

       Pursuant to Item 8(b) of Form S-8, in lieu of (i) an opinion of counsel concerning the Plan's compliance with the requirements of ERISA and
(ii) an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the undersigned registrant hereby undertakes to submit the Plan and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS to qualify the Plan.

                                 SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 6th day of June, 1995.

                               THE PROMUS COMPANIES INCORPORATED


                               By:   E. O. ROBINSON, JR.
                                   ----------------------------------------
                                     E. O. Robinson, Jr.
                                     Senior Vice President, General
                                     Counsel and Secretary


                             POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Michael D. Rose, Charles A. Ledsinger, Jr. and E. O. Robinson, Jr., each or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.


          Signature                Title                  Date
          ---------                -----                  ----
   JAMES L. BARKSDALE              Director            June 6, 1995
- ----------------------
  (James L. Barksdale)

  SUSAN CLARK-JACKSON              Director            June 6, 1995
- ----------------------
  (Susan Clark-Jackson)

  JAMES B. FARLEY                  Director            June 6, 1995
- ---------------------
 (James B. Farley)

  JOE M. HENSON                    Director            June 6, 1995
- ----------------
 (Joe M. Henson)

  MICHAEL D. ROSE                  Director and        June 6, 1995
- ---------------------              Chairman of the
  (Michael D. Rose)                Board

     Signature                Title                    Date
     ---------                -----                    ----

  WALTER J. SALMON            Director                 June 6, 1995
- ------------------
 (Walter J. Salmon)

  PHILIP G. SATRE             Director, President      June 6, 1995
- --------------------          and Chief Executive
  (Philip G. Satre)           Officer


  BOAKE A. SELLS              Director                 June 6, 1995
- --------------------
 (Boake A. Sells)

  EDDIE N. WILLIAMS           Director                 June 6, 1995
- -------------------
 (Eddie N. Williams)

  SHIRLEY YOUNG               Director                 June 6, 1995
- --------------------
 (Shirley Young)

  CHARLES A. LEDSINGER, JR.   Chief Financial          June 6, 1995
- ---------------------------   Officer
(Charles A. Ledsinger, Jr.)

  MICHAEL N. REGAN            Controller and           June 6, 1995
- ------------------            Principal Accounting
  (Michael N. Regan)          Officer

                             INDEX TO EXHIBITS
EXHIBIT                                                                     PAGE
- -------                                                                     ----
 4.1      The Promus Companies Incorporated Amended and Restated Savings     N/A
          and Retirement Plan dated February 6, 1990 (incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ending December 31, 1992, filed with the Commission
          March 12, 1993).

 4.2      Amendment to The Promus Companies Incorporated Amended and         N/A
          Restated Savings and Retirement Plan dated May 27, 1994
          (incorporated by reference to the Company's quarterly report on Form 10-Q for the fiscal quarter ending June 30, 1994, filed with the Commission August 11, 1994).

 4.3      Amendment to The Promus Companies Incorporated Amended and         N/A
          Restated Savings and Retirement Plan dated August 31, 1994 (incorporated by reference to the Company's quarterly report on Form 10-Q for the fiscal quarter ending September 30, 1994, filed with the Commission November 14, 1994).

*4.4      Amendment to The Promus Companies Incorporated Amended and          9
          Restated Savings and Retirement Plan dated as of April 5, 1995.

*4.5      Amendment to The Promus Companies Incorporated Amended and         11
          Restated Savings and Retirement Plan dated as of May 26, 1995.

 4.6 Certificate of Incorporation of The Promus Companies Incorporated N/A (incorporated by reference to the Company's quarterly report on Form 10-Q for the fiscal quarter ending March 31, 1994, filed with the Commission May 12, 1994).

 4.7      Certificate of Amendment to Certificate of Incorporation of The    N/A
          Promus Companies Incorporated dated April 29, 1994 (incorporated by reference to the Company's quarterly report on Form 10-Q for the fiscal quarter ending March 31, 1994, filed with the Commission May 12, 1994).

 4.8      Certificate of Amendment of Certificate of Incorporation of The    N/A
          Promus Companies Incorporated (attached as Annex V to the
          Company's Proxy Statement dated April 25, 1995 and incorporated herein by reference).

 4.9      Certificate of Amendment of Certificate of Incorporation of The    N/A
          Promus Companies Incorporated (attached as Annex VI to the
          Company's Proxy Statement dated April 25, 1995 and incorporated herein by reference).

*4.10     Bylaws of The Promus Companies Incorporated, as amended April 5,   12
          1995.

*5        Opinion of E. O. Robinson, Jr. as to the legality of the           21
          securities being registered hereby.

*23.1     Consent of E. O. Robinson, Jr. (included as part of Exhibit 5).    21

*23.2     Consent of Arthur Andersen LLP, independent certified public       22
          accountants.

*24       Power of Attorney (included on page 6).                             6

_______________________

  * Filed herewith